Schedule A

Name of Trust	Name of Fund/Class	Basis Point Expense Rate	Expiration Date
Fidelity Concord Street Trust	Fidelity 500 Index Fund	1.5	04/30/2021
Fidelity Concord Street Trust	Fidelity Extended Market Index Fund	3.5	04/30/2021
Fidelity Concord Street Trust	Fidelity International Index Fund	3.5	04/30/2021
Fidelity Concord Street Trust	Fidelity Total Market Index Fund	1.5	04/30/2021
Fidelity Salem Street Trust	Fidelity Emerging Markets Index Fund	7.5	12/31/2021
Fidelity Salem Street Trust	Fidelity Global ex U.S. Index Fund	5.5	12/31/2021
Fidelity Salem Street Trust	Fidelity Large Cap Growth Index Fund	3.5	06/30/2022
Fidelity Salem Street Trust	Fidelity Large Cap Value Index Fund	3.5	06/30/2022
Fidelity Salem Street Trust	Fidelity Mid Cap Index Fund	2.5	06/30/2022
Fidelity Salem Street Trust	Fidelity Small Cap Index Fund	2.5	06/30/2022
Fidelity Salem Street Trust	Fidelity U.S. Bond Index Fund	2.5	10/31/2021

FIDELITY MANAGEMENT & RESEARCH COMPANY LLC

By	/s/Christopher J. Rimmer
Christopher J. Rimmer Treasurer

FIDELITY CONCORD STREET TRUST,
on behalf of the Funds listed on Schedule A

By	/s/Stacie M. Smith
Stacie M. Smith President and Treasurer

FIDELITY SALEM STREET TRUST,
on behalf of the Funds listed on Schedule A

By	/s/Laura M. Del Prato
Laura M. Del Prato President and Treasurer